Ex-(k)(ii)

CONSENT OF COUNSEL

I hereby consent to the reference to my name under the heading “Legal Matters” in the Post-Effective Amendment No. 5 to the Registration Statement on Form N-6 for The Guardian Separate Account N and to the filing of this consent as an exhibit thereto.

By:	/s/ Richard T. Potter, Jr.
Richard T. Potter, Jr.
Senior Vice President and Counsel

New York, New York

April 23, 2013